Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Joel Cunningham, Media Relations
(630) 218-7364	(630) 218-8000 x4897
ir@inlandrealestate.com	cunningham@inlandgroup.com

Inland Real Estate Corporation

Announces Date of Fourth Quarter and Year End 2011

Earnings Release, Conference Call and Webcast

OAK BROOK, IL (January 13, 2012) – Inland Real Estate Corporation (NYSE: IRC) today announced that it will release its fourth quarter and year end 2011 financial and operational results on Thursday, February 9, 2012, prior to 8:30 a.m. CT (9:30 a.m. ET), before trading opens on the New York Stock Exchange (NYSE). The Company’s earnings release and supplemental financial information will be posted in the investor relations section of the Company’s website at http://www.inlandrealestate.com.

The Company will host a conference call to discuss the results at 2:00 p.m. CT (3:00 p.m. ET) that same day. The live conference call can be accessed by dialing 1-877-317-6789 for U.S. callers, 1-866-605-3852 for Canadian callers, or 1-412-317-6789 for other international callers, and online at http://www.inlandrealestate.com.

A telephonic replay of the conference call will be available beginning at approximately 4:00 p.m. CT (5:00 p.m. ET) on February 9, 2012, until 8:00 a.m. CT (9:00 a.m. ET) on February 20, 2012, by dialing 1-877-344-7529 or

1-412-317-0088 for international callers, and entering the conference passcode: 10008889. An online playback of the webcast will be archived for one year in the investor relations section of the Company’s website.

About Inland Real Estate Corporation

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns and operates open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States. As of September 30, 2011, the Company owned interests in 159 investment properties, including 46 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 14 million square feet.  Additional information on Inland Real Estate Corporation is available at http://www.inlandrealestate.com.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, as may be updated or supplemented by our Form 10-Q filings.  These factors include, but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and other factors that could affect our ability to qualify as a real estate investment trust.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.